Exhibit 99.2
WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenue	$80,573	$49,104	$253,881	$168,938

Costs and expenses:
Cost of operations	29,016	19,007	106,387	70,538
Sales and marketing	23,248	15,093	76,189	51,756
General and administrative	14,407	7,763	52,338	29,550
Depreciation and amortization	5,020	2,668	17,647	10,653
Interest income	962	1,780	5,099	1,790

Income before income tax provision	9,844	6,353	6,419	8,231
Income tax provision	965	222	1,873	486

Net income	$8,879	$6,131	$4,546	$7,745

Net income per common share:
Basic	$0.16	$0.11	$0.08	$0.15

Diluted	$0.15	$0.11	$0.08	$0.15

Weighted-average shares outstanding used in computing basic and diluted net income per common share:
Basic	56,411	56,054	56,145	50,132

Diluted	58,367	57,627	58,075	50,532

WEBMD HEALTH CORP.
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005 (c)
Revenue
Online Services:
Advertising and sponsorship	$58,113	$32,480	$170,626	$109,977
Licensing	17,306	11,016	55,621	34,113
Content syndication and other	703	1,513	3,518	8,210

Total Online Services	76,122	45,009	229,765	152,300
Publishing and Other Services	4,451	4,095	24,116	16,638

	$80,573	$49,104	$253,881	$168,938

Earnings (loss) before interest, taxes, depreciation, amortization and other non-cash items (“Adjusted EBITDA”)(a)
Online Services	$22,730	$12,725	$52,324	$28,313
Publishing and Other Services	(410)	(279)	755	88

	22,320	12,446	53,079	28,401

Adjusted EBITDA per basic common share	$0.40	$0.22	$0.95	$0.57

Adjusted EBITDA per diluted common share	$0.38	$0.22	$0.91	$0.56

Interest, taxes, depreciation, amortization and other non-cash items (b)
Interest income	962	1,780	5,099	1,790
Depreciation and amortization	(5,020)	(2,668)	(17,647)	(10,653)
Non-cash advertising	(2,961)	(3,871)	(7,415)	(8,992)
Non-cash stock-based compensation	(5,457)	(1,334)	(26,697)	(2,315)
Income tax provision	(965)	(222)	(1,873)	(486)

Net income	$8,879	$6,131	$4,546	$7,745

Net income per common share:
Basic	$0.16	$0.11	$0.08	$0.15

Diluted	$0.15	$0.11	$0.08	$0.15

Weighted-average shares outstanding used in computing basic and diluted net income per common share:
Basic	56,411	56,054	56,145	50,132

Diluted	58,367	57,627	58,075	50,532

(a)	See Annex A — Explanation of Non-GAAP Financial Measures

(b)	Reconciliation of Adjusted EBITDA to net income

(c)	The year ended December 31, 2005 results include a $3,150 charge primarily related to severance expense incurred during the quarter ended June 30, 2005.

WEBMD HEALTH CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$44,660	$75,704
Short-term investments	9,490	78,073
Accounts receivable, net	89,652	57,245
Current portion of prepaid advertising	2,656	7,424
Due from Emdeon	143,153	—
Other current assets	5,360	3,977

Total current assets	294,971	222,423

Property and equipment, net	44,709	21,014
Prepaid advertising	9,459	12,104
Goodwill	225,028	100,669
Intangible assets, net	45,268	20,503
Other assets	530	176

	$619,965	$376,889

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$32,846	$30,400
Deferred revenue	77,731	36,495
Due to Emdeon	—	3,672

Total current liabilities	110,577	70,567

Other long-term liabilities	7,912	7,010

Stockholders’ equity	501,476	299,312

	$619,965	$376,889

WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Year Ended
	December 31,
	2006	2005
Cash flows from operating activities:
Net income	$4,546	$7,745
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,647	10,653
Non-cash advertising	7,414	8,992
Non-cash stock-based compensation	26,697	2,315
Reversal of income tax valuation allowance applied to goodwill	94	—
Changes in operating assets and liabilities:
Accounts receivable	(25,430)	(13,974)
Other assets	(800)	(567)
Accrued expenses and other long-term liabilities	6,699	10,721
Due (from) to Emdeon	(1,568)	3,672
Deferred revenue	17,502	(952)

Net cash provided by operating activities	52,801	28,605

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	304,184	87,450
Purchases of available-for-sale securities	(229,410)	(165,178)
Purchases of property and equipment	(28,452)	(18,126)
Cash paid in business combinations, net of cash acquired	(130,167)	(50,752)

Net cash used in investing activities	(83,845)	(146,606)

Cash flows from financing activities:
Proceeds from issuance of common stock	5,257	125,392
Net cash transfers with Emdeon	(5,257)	64,857

Net cash provided by financing activities	—	190,249

Net (decrease) increase in cash and cash equivalents	(31,044)	72,248
Cash and cash equivalents at beginning of period	75,704	3,456

Cash and cash equivalents at end of period	$44,660	$75,704